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                                                                   EXHIBIT 23.1


                                AUDITORS' CONSENT



The Board of Directors
Fingerhut Companies, Inc.:


We consent to the use of our reports incorporated herein by reference and to the references to our firm under the headings "Selected Consolidated Financial Information" and "Experts" in the Registration Statement.

Our report covering the basic consolidated financial statements refers to a change in the method of accounting for long-lived assets in fiscal 1995.



/s/ KPMG Peat Marwick LLP


Minneapolis, Minnesota
December 30, 1996